EXHIBIT 99

                                                 FOR IMMEDIATE RELEASE
                                                 April 24, 2003

For additional information contact:
DANIEL J. HOGARTY, JR.                           DAVID J. DELUCA
Chairman, President & Chief Executive Officer    Senior Vice President & Chief
518-270-3312                                     Financial Officer
                                                 518-270-3206
                                                 ddeluca@troysavingsbank.com


                   TROY FINANCIAL ANNOUNCES 11.8% INCREASE IN
                        SECOND QUARTER EARNINGS PER SHARE

TROY, NY - Troy Financial Corporation (NASDAQ: TRYF), the bank holding company for The Troy Savings Bank and The Troy Commercial Bank, today reported earnings per diluted share of $.38 for the quarter ended March 31, 2003, an increase of 11.8% compared to earnings per diluted share of $.34 reported for the three months ended March 31, 2002. Net income for the quarter was $3.4 million, up $129 thousand or 4.0% from the comparable period of the prior fiscal year. The percentage increase in diluted earnings per share exceeded the percentage increase in net income due to the Company's share repurchases, which have reduced the average number of diluted shares outstanding by 7.0%.

The Company's improved performance this quarter compared to the same period of the prior fiscal year, is primarily the result of higher net interest and non-interest income and a lower loan loss provision, partially offset by an increase in non-interest expense. The growth in net interest income was driven by an 8.6% increase in average earning assets.

Highlights for the quarter ended March 31, 2003 included:

o Net interest income on a tax-equivalent basis for the quarter ended March 31, 2003 was up $218 thousand, or 2.0% over the comparable period last year.

o Net interest margin was 4.17%, down one basis point from the previous quarter and down 27 basis points from the comparable period of the prior year, primarily due to the reduced net interest spread on the additional earning assets this period.

o Non-interest income was up $333 thousand or 21.9% as the Company continued to diversify its revenues, with non-interest income representing approximately 14.1% of total revenues on a tax-equivalent basis, up from 12.1% in the comparable period of the prior fiscal year.

o Asset quality remained strong, with non-performing assets at $2.8 million, or .23% of total assets at March 31, 2003, compared to $3.1 million or .28% of total assets at March 31, 2002. Net charge-offs for the quarter ended March 31, 2003, were an annualized .07% of average loans, down from .15% of average loans in the comparable period of the prior year.

o Loans were up $4.1 million, or .5% compared to December 31, 2002, with growth in commercial business, construction and home equity loans more than offsetting principal paydowns on the Company's residential and consumer loan portfolios.

o Deposits were up $19.8 million, or 2.2% compared to December 31, 2002, all in core deposits. Core deposits now represent 68.8% of total deposits.

In addition, the Company continued its program of active capital management. During the quarter, the Company repurchased 128,900 shares of its stock at a cost of $3.4 million, representing approximately 1.1% of the total shares issued in the Company's 1999 initial public offering ("IPO"). Since the IPO, the Company has repurchased over 3.9 million shares, representing over 32% of the shares originally issued. As part of its capital management, the Company expects to continue to repurchase shares from time to time as market and business conditions warrant, improving return on average equity and earnings per share. The Company still has authority under its current stock repurchase program to repurchase 125,906 additional shares.

Daniel J. Hogarty Jr., Chairman, President and CEO of Troy Financial said, "We are pleased with our operating results for the quarter, especially the growth in our commercial loans and core deposits. Commercial loans were up $11.5 million or 2.5%, compared to December 31, 2002, and now represent 60.1% of our loan portfolio. As part of our on-going business strategy, we expect to continue to grow this line of business. Core deposit growth, another of our business strategies, was driven by our commercial bank. The commercial bank, which provides services to municipalities, had total deposits of $117.4 million at March 31, 2003, up $17.2 million, or 17.2% from December 31, 2002. Core deposits now represent over 68% of total deposits." Mr. Hogarty further added, "Growth in our commercial loan portfolio was also supplemented by our successful home equity loan campaign, which has increased outstandings $8.8 million, or 59.4% from September 30, 2002 when the program began."

COMPARISON OF SECOND QUARTER OPERATING RESULTS TO PRIOR YEAR

Net interest income on a tax-equivalent basis was $11.3 million for the quarter ended March 31, 2003, an increase of $218 thousand, or 2.0% from $11.1 million for the comparable period of the prior fiscal year. The increase was volume related, with the average earning assets up $87.2 million or 8.6%, principally in the Company's municipal securities portfolio. The net interest margin was 4.17%, down 27 basis points from the comparable period of the prior year. The net interest margin decrease was due primarily to the 9 basis point drop in the net interest spread from the comparable period of the prior year, as the Company's earning asset growth this period has been principally in lower yielding short-term municipal securities. Although this has adversely impacted the margin in the short-term, the Company will be able to reinvest at higher rates should interest rates rise. Aggressive re-pricing of deposits, especially time deposits and savings accounts, reduced the Company's average cost of funds by 76 basis points to 2.07%, substantially offsetting the 85 basis point decrease in the yield on average earning assets. The Company expects its net interest margin to decrease modestly over the next quarter, due to continued repricing of its loan and securities portfolios. The Company expects to continue to reduce its cost of funds, as approximately $93.7 million of time deposits will be maturing over the next three months, many of which will be re-pricing at lower rates. In addition, the Company has recently lowered its savings deposit rate.

The Company's provision for loan losses was $150 thousand for the three months ended March 31, 2003, down $170 thousand, or 53.1% from the quarter ended March 31, 2002, due to lower net charge-offs and improved asset quality. Net charge-offs were $127 thousand, or an annualized .07% of average loans for the three months ended March 31, 2003, down $150 thousand, or 54.2% compared to $277 thousand for the same three-month period of 2002, which represented .15% of average loans. Non-performing loans were $2.5 million or .32% of total loans at March 31, 2003, down from the $2.8 million or .37% of total loans at March 31, 2002. The allowance for loan losses at March 31, 2003 was $14.6 million, or 1.87% of period end loans, compared to $14.4 million or 1.90% of period end loans at March 31, 2002. The allowance for loan losses as a percentage of non-performing loans was 589.64% at March 31, 2003, compared to 507.77% at March 31, 2002.

Non-interest income for the quarter ended March 31, 2003 was $1.9 million, up $333 thousand, or 21.9% from the comparable period of the prior fiscal year. The growth was principally due to the Company's real estate joint venture, which had net rental income of $411 thousand; there was none in the comparable period. Service charges on deposit accounts increased $62 thousand or 14.1% due in part to growth in the number of accounts, as well as higher service fees on commercial business accounts. Somewhat offsetting these increases were lower loan servicing fees, trust and annuity commissions which were adversely impacted by current market conditions.

Non-interest expenses were $7.4 million for the three months ended March 31, 2003, up $501 thousand, or 7.3% from the comparable period of the prior fiscal year, due primarily to an increase in personnel and other expenses. Compensation and employee benefits were up $405 thousand, or 9.8% due to increased pension costs, as well as merit-related salary increases and staff additions. Pension costs increased approximately $200 thousand, as lower interest rates increased pension liabilities and weak investment performance this past fiscal year reduced plan assets. Other expenses increased $74 thousand or 5.4% principally due to the non-reimbursable operating costs of the Company's real estate partnership.

Troy Financial Corporation, headquartered in Troy, New York, is the bank holding company for The Troy Savings Bank and The Troy Commercial Bank. Founded in 1823, The Troy Savings Bank is the oldest state chartered savings bank in New York State. Troy Financial is a full-service financial services company and The Troy Savings Bank is one of the leading community banks in New York's Capital Region with twenty-one branch offices. Troy Financial through its subsidiaries, offers a wide variety of business, retail and municipal banking products, as well as a full range of trust, insurance, and investment services. The Company's primary sources of funds are deposits and borrowings, which it uses to originate residential and commercial real estate mortgages, commercial business loans, and consumer loans throughout its primary market area consisting of eight New York counties: Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington. Troy Financial Corporation is traded on the Nasdaq Stock

Market under the ticker symbol "TRYF." The Bank's web site is www.troysavingsbank.com.

Statements in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

                                       ###
                           Troy Financial Corporation
                             Second & State Streets
                              Troy, New York 12180


================================================================================

                           TROY FINANCIAL CORPORATION
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


SELECTED CONSOLIDATED FINANCIAL                        AT MAR 31,     AT DEC 31,      AT SEPT 30,     AT JUNE 30,    AT MAR 31,
CONDITION DATA                                            2003          2002             2002            2002           2002
--------------                                        ------------   ------------    ------------    ------------   ------------

Total assets                                          $  1,230,433   $  1,196,660    $  1,288,877    $  1,142,819   $  1,116,759
Earning assets (at amortized cost)                       1,105,535      1,076,308       1,162,949       1,027,721      1,018,918
Loans receivable                                           781,500        777,417         765,067         765,350        758,946
Allowance for loan losses                                   14,623         14,600          14,538          14,496         14,446
Securities available for sale ( at fair value )            327,243        300,727         394,067         263,491        260,381
Securities held to maturity
  ( at amortized cost )                                        765            838             883             952            992
Cash & cash equivalents                                     26,708         22,980          34,020          20,279         22,505
Loans held for sale                                          1,067          2,231             891           1,505          1,020
Goodwill and other intangibles, net                         31,197         31,209          31,220          31,232         31,244
Deposits                                                   914,154        894,309         882,968         841,673        825,221
Borrowings                                                 139,907        121,568         222,355         114,025        109,404
Shareholders' equity                                       154,841        156,185         157,854         162,366        162,999




                                                            AT OR FOR THE THREE MONTHS ENDED         AT OR FOR THE SIX MONTHS ENDED
                                                      -------------------------------------------    ------------------------------
SELECTED CONSOLIDATED                                    MAR 31,        DEC 31,          MAR 31,         MAR 31,        MAR 31,
OPERATING DATA                                            2003           2002             2002            2003           2002
--------------                                        ------------   ------------    ------------    --------------  --------------

Interest and dividend income                          $     15,600   $     15,937    $     16,535    $     31,537   $     33,626
Interest expense                                             4,910          5,313           5,983          10,223         12,848
                                                      ------------   ------------    ------------    ------------   ------------
     Net interest income                                    10,690         10,624          10,552          21,314         20,778
Provision for loan losses                                      150            150             320             300            686
                                                      ------------   ------------    ------------    ------------   ------------
     Net interest income after
       provision for loan losses                            10,540         10,474          10,232          21,014         20,092
                                                      ------------   ------------    ------------    ------------   ------------
Non-interest income:
     Service charges on deposits                               503            535             441           1,038            908
     Net rental income from real estate partnerships           411            388              --             799             --
     Loan servicing fees                                        29             56              62              85            137
     Trust service fees                                        176            174             189             350            426
     Commissions from annuity sales                            113             52             205             165            307
     Net gains from securities transactions                     67             66              14             133             27
     Net gains (losses) from mortgage loan sales                92             58             (15)            150             13
     Other income                                              460            535             622             995          1,194
                                                      ------------   ------------    ------------    ------------   ------------
Total non-interest income                                    1,851          1,864           1,518           3,715          3,012
                                                      ------------   ------------    ------------    ------------   ------------
Non-interest expenses:
     Compensation and employee benefits                      4,535          4,531           4,130           9,066          8,202
     Occupancy, furniture, fixtures and equipment              892            799             863           1,691          1,695
     Computer charges                                          493            513             510           1,006          1,043
     Other real estate expenses (income), net                   24            (11)             14              13             17
     Core deposit intangibles amortization                      12             12              12              24             24
     Other expenses                                          1,446          1,579           1,372           3,025          2,673
                                                      ------------   ------------    ------------    ------------   ------------
Total non-interest expenses                                  7,402          7,423           6,901          14,825         13,654
                                                      ------------   ------------    ------------    ------------   ------------
Income before income tax expense                             4,989          4,915           4,849           9,904          9,450
Income tax expense                                           1,614          1,580           1,603           3,194          3,105
                                                      ------------   ------------    ------------    ------------   ------------
Net income                                            $      3,375   $      3,335    $      3,246    $      6,710   $      6,345
                                                      ============   ============    ============    ============   ============

Net interest income on a tax equivalent basis         $     11,278   $     11,200    $     11,060    $     22,478   $     21,756

SHARE AND PER SHARE DATA
------------------------
Shares outstanding at period-end                         9,347,472      9,449,837      10,097,763       9,347,472     10,097,763
Weighted average shares outstanding - basic              8,492,463      8,560,750       9,098,606       8,526,982      9,123,234
Weighted average shares outstanding - diluted            8,990,882      9,082,357       9,666,361       9,037,123      9,657,319
Basic earnings per share                              $       0.40   $       0.39    $       0.36    $       0.79   $       0.70
Diluted earnings per share                            $       0.38   $       0.37    $       0.34    $       0.74   $       0.66
Book value per share                                  $      16.57   $      16.53    $      16.14    $      16.57   $      16.14
Tangible book value per share                         $      13.23   $      13.23    $      13.05    $      13.23   $      13.05
Market price at period end                            $      25.53   $      26.98    $      26.60    $      25.53   $      26.60
Cash dividends paid per share                         $       0.21   $       0.14    $       0.11    $       0.35   $       0.23



                           TROY FINANCIAL CORPORATION
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


                                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                      --------------------------------------    ------------------------
SELECTED CONSOLIDATED AVERAGE                           MAR 31,       DEC 31,       MAR 31,      MAR 31,        MAR 31,
FINANCIAL CONDITION DATA                                 2003          2002          2002         2003           2002
------------------------                              ----------    ----------    ----------    ----------    ----------
                                                                               (DOLLARS IN THOUSANDS)

Loans                                                 $  777,235    $  769,396    $  762,390    $  773,272    $  760,764
Loans held for sale                                        1,421         2,162         1,482         1,796         1,604
Securities available for sale
  ( at amortized cost )                                  317,647       288,656       244,619       302,992       235,210
Securities held to maturity
  ( at amortized cost )                                      805           864         1,027           835         1,381
Other earning assets                                         591         1,411         1,007         1,006         1,577
                                                      ----------    ----------    ----------    ----------    ----------
Total earning assets                                   1,097,699     1,062,489     1,010,525     1,079,901     1,000,536
Other assets, net                                        115,536       116,538        95,830       116,043        95,584
                                                      ----------    ----------    ----------    ----------    ----------
Total assets                                          $1,213,235    $1,179,027    $1,106,355    $1,195,943    $1,096,120
                                                      ==========    ==========    ==========    ==========    ==========
Interest-bearing deposits                             $  825,155    $  810,193    $  749,623    $  817,592    $  743,981
Securities sold under agreements to repurchase            10,882        15,208        13,538        13,069        13,542
Short-term borrowings                                     24,206        13,987        25,587        19,040        27,558
Long-term borrowings                                     102,367        88,328        68,333        95,270        62,940
                                                      ----------    ----------    ----------    ----------    ----------
Total interest-bearing liabilities                       962,610       927,716       857,081       944,971       848,021
Non-interest-bearing deposits                             73,853        74,830        65,937        74,347        63,675
Other liabilities                                         21,348        21,122        18,850        21,233        19,802
Shareholders' equity                                     155,424       155,359       164,487       155,391       164,622
                                                      ----------    ----------    ----------    ----------    ----------
Total liabilities & equity                            $1,213,235    $1,179,027    $1,106,355    $1,195,943    $1,096,120
                                                      ==========    ==========    ==========    ==========    ==========

PROFITABILITY RATIOS
--------------------
Return on average assets                                    1.13%         1.12%         1.19%         1.13%         1.16%
Return on average equity                                    8.81%         8.52%         8.00%         8.66%         7.73%
Net interest spread ( TE )                                  3.83%         3.95%         3.92%         3.89%         3.88%
Net interest margin ( TE )                                  4.17%         4.18%         4.44%         4.17%         4.36%
Efficiency ratio (TE)                                      56.48%        57.19%        54.82%        56.84%        55.12%
Operating expenses to average assets ratio                  2.47%         2.50%         2.52%         2.48%         2.50%
(TE) tax equivalent basis




                                                                      AT OR FOR THE THREE MONTHS ENDED
                                                      ------------------------------------------------------------------
                                                        MAR 31,       DEC 31,      SEPT 31,      JUNE 31,       MAR 31,
CAPITAL RATIOS                                           2003          2002          2002          2003          2002
--------------                                        ----------    ----------    ----------    ----------    ----------
                                                                           (DOLLARS IN THOUSANDS)

Equity to total assets                                     12.58%        13.05%        12.25%        14.21%        14.60%
Tangible equity to tangible assets                         10.31%        10.72%        10.07%        11.80%        12.14%

ASSET QUALITY
-------------
Non-accrual loans
    Real estate loans:
       Residential mortgage                           $    1,158    $    1,300    $    1,147    $    1,445    $    1,500
       Commercial mortgage                                   343           541           555           595           629
       Construction                                           --            --            --            --            --
                                                      ----------    ----------    ----------    ----------    ----------
          Total real estate loans                          1,501         1,841         1,702         2,040         2,129
Commercial business loans                                    281           262           264           393           563
Home equity lines                                             51            58            30            42            28
Other consumer loans                                         117           148           101            79           125
                                                      ----------    ----------    ----------    ----------    ----------
    Total non-accrual loans                                1,950         2,309         2,097         2,554         2,845
Restructured loans                                           530            --            --            --            --
                                                      ----------    ----------    ----------    ----------    ----------
    Total nonperforming loans                              2,480         2,309         2,097         2,554         2,845
                                                      ----------    ----------    ----------    ----------    ----------
Other real estate owned                                      336           125           352           154           241
                                                      ----------    ----------    ----------    ----------    ----------
    Total nonperforming assets                        $    2,816    $    2,434    $    2,449    $    2,708    $    3,086
                                                      ==========    ==========    ==========    ==========    ==========

Net charge-offs                                       $      127    $       88    $      148    $      240    $      277
Net charge-offs as a % of average loans                     0.07%         0.05%         0.08%         0.13%         0.15%
Provision for loan losses as a % of average loans           0.08%         0.08%         0.10%         0.15%         0.17%
Nonperforming loans to total loans                          0.32%         0.30%         0.27%         0.33%         0.37%
Nonperforming assets to total assets                        0.23%         0.20%         0.19%         0.24%         0.28%
Allowance for loan losses to total loans                    1.87%         1.88%         1.90%         1.89%         1.90%
Allowance to non-performing loans                         589.64%       632.31%       693.28%       567.58%       507.77%


                           TROY FINANCIAL CORPORATION
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)



                                            MAR 31,          DEC 31,          SEPT 30,        JUNE 30,          MAR 31,
LOAN COMPOSITION:                            2003             2002              2002            2002             2002
-----------------                          ---------        ---------        ---------        ---------        ---------
                                                                      (DOLLARS IN THOUSANDS)
Real estate loans:
  Residential                              $ 276,193        $ 287,262        $ 300,776        $ 308,325        $ 313,622
  Commercial                                 313,801          314,377          298,995          291,855          276,729
  Construction                                24,762           22,376           17,075           14,132           15,823
                                           ---------        ---------        ---------        ---------        ---------
    Total real estate loans                  614,756          624,015          616,846          614,312          606,174
                                           ---------        ---------        ---------        ---------        ---------
Commercial business loans                    131,524          121,807          118,349          120,937          120,629
Consumer loans:
  Home equity lines                           23,583           18,389           14,796           12,658           11,042
  Other consumer                              12,816           14,516           16,678           19,005           22,705
                                           ---------        ---------        ---------        ---------        ---------
    Total consumer loans                      36,399           32,905           31,474           31,663           33,747
                                           ---------        ---------        ---------        ---------        ---------
Gross loans                                  782,679          778,727          766,669          766,912          760,550
Net deferred loan fees / discounts            (1,179)          (1,310)          (1,602)          (1,562)          (1,604)
                                           ---------        ---------        ---------        ---------        ---------
    Total loans                              781,500          777,417          765,067          765,350          758,946
    Allowance for loan losses                (14,623)         (14,600)         (14,538)         (14,496)         (14,446)
                                           ---------        ---------        ---------        ---------        ---------
    Total loans receivable, net            $ 766,877        $ 762,817        $ 750,529        $ 750,854        $ 744,500
                                           =========        =========        =========        =========        =========


                                            MAR 31,          DEC 31,          SEPT 30,        JUNE 30,          MAR 31,
DEPOSIT COMPOSITION:                         2003             2002              2002            2002             2002
--------------------                       ---------        ---------        ---------        ---------        ---------
                                                                      (DOLLARS IN THOUSANDS)

Savings accounts                           $ 276,705        $ 274,323        $ 271,632        $ 270,045        $ 262,201
Money market accounts                        137,268          130,816          108,635           92,263           73,883
NOW & Super NOW accounts                     133,163          129,569          124,319          118,489          119,346
Demand accounts                               81,713           74,209           81,413           67,911           67,648
                                           ---------        ---------        ---------        ---------        ---------
  Total core deposits                        628,849          608,917          585,999          548,708          523,078
Time accounts                                285,305          285,392          296,969          292,965          302,143
                                           ---------        ---------        ---------        ---------        ---------
    Total deposits                         $ 914,154        $ 894,309        $ 882,968        $ 841,673        $ 825,221
                                           =========        =========        =========        =========        =========
